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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-21269, 333-26973, 333-50534, and
333-50544) pertaining to the White Pine Software, Inc. Stock Option Plan
(1992), White Pine Software, Inc. Stock Option Plan (1993), White Pine Software, Inc. Stock Option Plan (1994), White Pine Software, Inc. Stock Option Plan (1995), Letter Agreement between White Pine Software, Inc. and Richard Kennerly delivered as of April 16, 1996, White Pine Software, Inc. 1996 Incentive and Nonqualified Stock Option Plan, White Pine Software, Inc. 1996 Employee Stock Purchase Plan, of our report dated February 1, 2001 (except Note 11, as to which the date is March 22, 2001) with respect to the consolidated financial statements of CUseeMe Networks, Inc. (formerly known as White Pine Software, Inc.) and subsidiary included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
March 29, 2001


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